Exhibit 10.22

AMENDMENT 1998-1

TO THE

NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

COVERING OFFICER-EMPLOYEES

OF

BERWICK INDUSTRIES, INC. AND ITS SUBSIDARIES IN THE UNITED STATES

WHEREAS, Berwick Industries, Inc. (the “Company”) established the Non-Qualified Supplemental Executive Retirement Plan Covering Officer-Employees of Berwick Industries, Inc. and its Subsidiaries in the United States (the “SERP”), effective January 1, 1996;

WHEREAS, the Company wishes to amend the Plan to allow participants in the SERP to select among certain investment funds to be used as the benchmark for determining the interest to be credited to the participants’ bookkeeping accounts under the SERP; and

WHEREAS, the Company wishes to make certain clarifying amendments to the SERP;

NOW, THEREFORE, the SERP is hereby amended as follows:

1.       Paragraph 2 of the SERP is hereby amended to add a new sentence to the end thereof to read, in its entirety, as follows:

“For purposes of this paragraph “compensation” shall have the same meaning as the term “Compensation” as defined under the Plan.”

 2.       Paragraph 4 of the SERP is hereby amended to read, in its entirety, as follows:

“4.	The amounts so accrued on the Company’s books as required by paragraph “2” above (the “Bookkeeping Account”) shall thereafter be adjusted as follows:

(a)      For purposes of measuring the investment returns on such amounts of his or her Bookkeeping Account under the SERP, a participant may select, from the investment funds selected by the Company, the investment media in which all or part of his or her Bookkeeping Account shall be deemed to be invested.

(b)      The participant shall make an investment designation on a form provided by the Company which shall remain effective until another valid direction has been made by the participant. The participant may amend his or her investment designation with such frequency and at such time or times as determined by the Company, in its sole discretion; provided that the participant shall be permitted to change such designation no less frequently than annually.

(c)      The investment media deemed to be made available to the participant, and any limitation on the maximum or minimum percentages of the participant’s Bookkeeping Account that may be deemed to be invested in any particular medium, shall be communicated from time-to-time to the participant by the Company.”

 3.      Paragraph 5 of the SERP is hereby amended to read, in its entirety, as follows:

“The amounts credited to a participant’s Bookkeeping Account shall vest in accordance with the vesting schedule under the Plan and shall become payable as soon as administratively practicable following the date as of which the participant’s employment with the Company and all entities under common control with the Company terminates.”

 4      This Amendment 1998-1 is effective October 1, 1998.

IN WITNESS WHEREOF, and as evidence of the adoption of the amendments set forth herein, the Company has caused this instrument to be executed this 18th day of November, 1998.

Attest:	BERWICK INDUSTRIES, INC.

/s/ Rose M. Hunsinger	/s/ Christopher J. Munyan

Christopher J. Munyan